UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007 (December 19, 2007)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(717) 412-6301

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2007, the Board of Directors of Pennsylvania Commerce Bancorp, Inc. approved amendments to its Articles of Incorporation and Bylaws which permit the issuance by the Company of uncertificated or book entry shares of its stock.  The action was taken in compliance with Pennsylvania law and Nasdaq Rule 4350(l) which requires that securities listed on Nasdaq be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act.  A direct registration program permits stock ownership to be recorded on the books of a company or the company’s transfer agent without the issuance of physical stock certificates.  Commerce plans to  continue issuing stock certificates.

The amendments to Commerce’s Bylaws are effective immediately and the amendment to the Articles of Incorporation will be effective upon filing with the Pennsylvania Department of State.  The amended and restated Articles and Bylaws are attached to this Form 8-K as Exhibits 3(i) and 3(ii) respectively and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3(i)	Amended and Restated Articles of Incorporation of Pennsylvania Commerce Bancorp, Inc.

3(ii)	Amended and Restated Bylaws of Pennsylvania Commerce Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
-----------------------------------------------
(Registrant)

Date: December 20, 2007	/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION
----------------	--------------------

3(i)	Amended and Restated Articles of Incorporation of Pennsylvania Commerce Bancorp, Inc.

3(ii)	Amended and Restated Bylaws of Pennsylvania Commerce Bancorp, Inc.